                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------



                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): DECEMBER 20, 2000



                               PALWEB CORPORATION

             (Exact name of registrant as specified in its charter)




          DELAWARE                     000-26331               75-1984048
(State or other jurisdiction     (Commission File No.)     (I.R.S. Employer
     of incorporation)                                      Identification No.)


     1607 WEST COMMERCE STREET, DALLAS, TEXAS                       75208
     (Address of principal executive offices)                     (Zip Code)


       Registrant's telephone number, including area code: (214) 698-8330

   Former name or former address, if changed since last report: NOT APPLICABLE

ITEM 5.    OTHER EVENTS

         On December 20, 2000, Paceco Financial Services, Inc. ("PFS"), an indirect wholly owned subsidiary of PalWeb Corporation ("PalWeb"), sent a Second Supplemental Notice to Investment Certificate Holders of Paceco Financial Services, Inc. dated December 20, 2000, (the "Second Supplemental Notice"), stating that PFS had amended its plan for redeeming PFS's outstanding passbook savings and time certificates (the "Certificates") as described in the Notice to Depositors of Paceco Financial Services, Inc. dated October 10, 2000, which was attached as Exhibit 99.1 to PalWeb's Form 10-QSB filed on October 16, 2000 (the "Initial Notice"), and the Supplemental Notice to Investment Certificate Holders of Paceco Financial Services, Inc. dated November 3, 2000, which was attached as
Exhibit 99.1 to PalWeb's Form 8-K filed on November 3, 2000 (the "First Supplemental Notice"). The Initial Notice, the First Supplemental Notice and the Second Supplemental Notice constitute the plan for redeeming the Certificates and are referred to herein as the "Plan."

         In general, the Plan provides a method for redeeming the Certificates through the transfer of 43,500,000 shares of PalWeb common stock owned by PFS ("PFS Shares") to an independent trustee and the sale of the PalWeb Shares by the trustee on or before December 31, 2004 either through open market or private sales or by exercise of an option to put the shares to Paul Kruger, the Company's chairman, Chief Executive Officer and principal shareholder, with the net sales proceeds being used to redeem the Certificates. The PFS Shares constitute 17.94% of PalWeb's 242,528,244 shares of outstanding common stock, including the PFS Shares. Because PFS had sufficient other assets to meet its obligations under the terms of the Plan in December 2000, no sales of PFS Shares or exercise of the put was necessary in 2000. The next required payment to holders of Certificates under the terms of the Plan is in December 2001.

         Reference is made to the Second Supplemental Notice filed as Exhibit
99.1 hereto for a complete description of the modifications and terms of the Plan.

         As a result of implementation of the Plan, the independent trustee has the power to sell and to vote the PFS Shares to the extent provided in the Plan. The Plan provides that the trustee is obligated to sell the PFS Shares in the market or in private transactions to the extent the net sales price will provide sufficient funds to pay PFS depositors the amounts required under the Plan. PalWeb estimates that the net sales price must be at least $0.12 per share for the trustee to be obligated to sell PFS Shares rather than to exercise the put to Paul Kruger. If the market price of the PalWeb common stock reaches this level, it is possible that sales by the trustee would occur and these sales may have an adverse effect on the market price of PalWeb common stock.

         Prior to the implementation of the Plan, the PFS Shares could not be voted because they were beneficially owned by an indirect wholly owned subsidiary of PalWeb. As a result of the transfer of the PFS Shares to the independent trustee, the PFS Shares are eligible to be voted in all matters submitted to the PalWeb shareholders for a vote and reduce the percentage beneficial ownership of all other PalWeb shareholders proportionately. After considering such dilution, Mr. Kruger's beneficial ownership based on a Schedule 13D filed with the Securities and Exchange Commission is 31.7%. Based on Mr. Kruger's ownership as of December 20, 2000 and assuming no other changes in shares outstanding or ownership of PalWeb common stock by Paul Kruger, if the put option is exercised in full, Mr. Kruger would acquire all of the PFS Shares and his beneficial ownership of PalWeb common stock would increase to 49.67% of the shares outstanding.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         The following exhibits are filed herewith:

EXHIBIT NO.    DESCRIPTION
-----------    -----------

99.1 Second Supplemental Notice to Investment Certificate Holders of Paceco Financial Services, Inc.

99.2 Put Agreement by and among Paul A. Kruger, Bill J. English as Trustee and Paceco Financial Services, Inc. dated December 20, 2000

99.3 Trust Agreement between Paceco Financial Services, Inc. and Bill J. English dated December 20, 2000

99.4 Letter from the State of Oklahoma Department of Securities dated December 15, 2000 re: Paceco Financial Services, Inc.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       PALWEB CORPORATION



                                       By:  /s/ Paul A. Kruger
                                           ----------------------------------
Date:  January 2, 2001                 Paul A. Kruger
                                       Chairman of the Board and President




                                       3